EXHIBIT 99.1

MicroVision Announces Resignation of Board Member Thomas M. Walker

REDMOND, Wash., Feb. 25, 2020 (GLOBE NEWSWIRE) -- MicroVision, Inc. (NASDAQ: MVIS), a leader in innovative ultra-miniature projection display and sensing technology, today announced that on February 19, 2020 Thomas M. Walker resigned from the board of directors.

Walker has been a member of MicroVision’s board of directors since November 2013. Prior to that Walker served as Executive Vice President of the company from December 2012 through November 2013 and Vice President, General Counsel and Secretary of the company from May 2002 to December 2012.

“Tom has been a valuable member of the MicroVision board and was a member of company management for almost 18 years,” said Brian Turner, Board Chair.  “The board and company have benefited from Tom’s dedication, insight and experience.  I am very sorry to see Tom resign but understand his decision is driven by important personal commitments.  I have enjoyed working with Tom over the years and know he will be missed by all of the board members.”

“I am proud to have been able to serve on the MicroVision board and executive team,” said Tom Walker.  “However, family demands and outside obligations conflicted with the time requirements of serving as a director have made it necessary for me to make the hard decision to step down at this time.”

About MicroVision

MicroVision is the creator of PicoP® scanning technology, an ultra-miniature sensing and projection solution based on the laser beam scanning methodology pioneered by the company. MicroVision’s platform approach for this sensing and display solution means that its technology can be adapted to a wide array of applications and form factors. We combine our hardware, software, and algorithms to unlock value for our customers by providing them a differentiated advanced solution for a rapidly evolving, always-on world.

MicroVision has a substantial portfolio of patents relating to laser beam scanning projection and sensing.  MicroVision’s industry leading technology is a result of its extensive research and development. The company is based in Redmond, Washington.

MicroVision and PicoP are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those relating to the company’s future, developing products and solutions, opportunities to bring products to market, and those containing words such as “believe” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: the risk that the company may not succeed in finding strategic solutions with acceptable timing, benefits or costs; the risk that the Company may be unable to evidence compliance with Nasdaq criteria within the period of time that was granted by Nasdaq; our ability to operate with limited cash or to raise additional capital when needed; products incorporating our PicoP display engine may not achieve market acceptance, commercial partners may not perform under agreements as anticipated, we may be unsuccessful in identifying parties interested in paying any amounts or amounts we deem desirable for the purchase or license of IP assets, our or our customers failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company's SEC reports, including the company's Annual Report on Form 10-K filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

David H. Allen
Darrow Associates, Inc.
408.427.4463
dallen@darrowir.com